Exhibit 10.9

ADDENDUM NO. 2

TO

CHARTER PARTY DATED JUNE 24, 1999

BETWEEN A/S KLAVENESS CHARTERING

AND MISSISSIPPI PHOSPATES CORPORATION

It is hereby mutually agreed and understood that the duration of the contract dated June 24, 1999, including Addendum No. 1 dated February 23, 2005, has been extended until December 31, 2008, and that the remaining quantity of about 688.000 MT of phosphate rock shall be shipped fairly evenly spread in lots of 52/54.000 MT between January 1 and December 31, 2008. It is further agreed and understood that during calendar 2008, subject quantity shall be shipped in alternation with shipments under the new CoA between Baumarine AS and Mississippi Phosphates Corporation dated August 30, 2007.

The first shipment with a Bill of Lading date in calendar year 2008, shall be made under the new Baumarine CoA dated August 30, 2007; the second shipment with a Bill of Lading date in calendar year 2008, shall be made under the contract dated June 24, 1999, as amended, and subsequent shipments shall alternate between the two contracts.

All other terms and conditions of the Charter Party shall remain unchanged including contents of Addendum No. 1 dated February 23, 2005.

Oslo, October 17, 2007

A/S Klaveness Chartering	Mississippi Phosphates Corporation

/s/ Illegible	By:	/s/ Robert E. Jones
Robert E. Jones
Chief Executive Officer